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Exhibit (n)(2)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
New Mountain Finance Corporation
New York, New York

          We have audited the consolidated statements of assets and liabilities of New Mountain Finance Corporation and subsidiaries (the "Company"), including the consolidated schedules of investments, as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2018, and have issued our report dated February 27, 2019 (included elsewhere in this Prospectus Supplement to the Registration Statement on Form N-2). We have also previously audited the consolidated statements of assets, liabilities and members' capital of New Mountain Finance Holdings, L.L.C. ("NMF Holdings"), including the consolidated schedule of investments, as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in members' capital, and cash flows for each of the three years in the period ended December 31, 2013, and have issued our report dated March 5, 2014; and we expressed unqualified opinions on those consolidated financial statements. Our audits of the Company and NMF Holdings also included the information as of December 31, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011, 2010, and 2009, appearing under the caption "Senior Securities". This information is the responsibility of the Company's management. Information about the Company's senior securities as of December 31, 2018, 2017, 2016, 2015 and 2014 and information about NMF Holdings' senior securities as of December 31, 2013, 2012, 2011, 2010 and 2009 appearing under the caption "Senior Securities" has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 27, 2019

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  Exhibit (n)(2)